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                                                                  EXHIBIT 10.5.2

THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.


                             STOCK OPTION AGREEMENT


               This Stock Option Agreement (this "Agreement") is made and entered into as of the date of grant set forth below (the "Date of Grant"), by and between Condor Systems, Inc., a California corporation (the "Company"), and the optionee named below ("Optionee").


Optionee:                           Paul G. Kaminski

Address: c/o Global Technology Partners, LLC 1300 Eye Street, N.W., Suite 220 East Washington, D.C. 20005

Total Options Granted:              375,111

Exercise Price Per Share:           $1.00

Total Options Vested                156,296
  on Date of Grant:

Total Options Vesting
over three years:                   375,111

Vesting Commencement Date:          May 1, 1999

Date of Grant:                      August 4, 2000

Expiration Date for Exercise        May 1, 2009
  of All Options:

Type of Stock Option:               [X]  Nonstatutory Stock Option


        Definitions: As used in this Agreement, the following definitions shall apply:

            1. Grant of Option. The Company hereby grants to Optionee an option (the "Option") to purchase the total number of shares of Class A common stock of the Company ("Common Stock") set forth above opposite Total Options Granted (the "Shares") at the Exercise Price Per Share set forth above (the "Exercise Price"), subject to all of the terms and conditions of this Agreement.



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            2. Exercise of Option. This Option shall be exercisable for only vested Shares during its term as follows:

                (a) Vesting

                    (i) Time vesting. The number of Shares that is 15/36th of the total number of Shares listed opposite of "Total Options Grant" are vested and exercisable on the date hereof, and 1/36th of the unvested Shares shall vest and be exercisable on the last day of each month hereafter. Notwithstanding the foregoing, all unvested Shares shall automatically become fully vested and shall be immediately exercisable on and as of the date that any share of Class C common stock of the Company is sold by any DLJMB Entity (as defined in the Investors' Agreement, dated as of April 15, 1999, among the Company and the several shareholders thereof).

                    (ii) This Option may not be exercised for a fraction of a Share.

                    (iii) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in Section 7 below.

                (b) Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company. Such written notice shall be signed by Optionee and shall be delivered in person or by certified mail to the Secretary or Chief Financial Officer of the Company. The written notice shall be accompanied by payment of the exercise price.

                (c) Adjustments, Merger, etc. The number and class of the Shares and/or the exercise price specified above are subject to appropriate adjustment in the event of changes in the capital stock of the Company by reason of stock dividends, split-ups or combinations of shares, reclassifications, mergers, consolidations, reorganizations or liquidations. Subject to any required action of the shareholders of the Company, if the Company shall be the surviving corporation in any merger or consolidation, this Option (to the extent that it is still outstanding) shall pertain to and apply to the securities to which a holder of the same number of shares of Common Stock that are then subject to this Option would have been entitled.

                No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

            3. Optionee's Representations. By receipt of this Option, by its execution, and by its exercise in whole or in part, Optionee represents to the Company that Optionee understands that:


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                (a) both this Option and any Shares purchased upon its exercise are securities, the issuance by the Company of which requires compliance with federal and state securities laws;

                (b) these securities are made available to Optionee only on the condition that Optionee makes the representations contained in this Section 3 to the Company;

                (c) Optionee has made a reasonable investigation of the affairs of the Company sufficient to be well informed as to the rights and the value of these securities;

                (d) Optionee understands that the securities have not been registered under the Securities Act of 1933, as amended (the "Act") in reliance upon one or more specific exemptions contained in the Act, which may depend upon
(a) Optionee's bona fide investment intention in acquiring these securities; (b) Optionee's intention to hold these securities in compliance with federal and state securities laws; (c) Optionee having no present intention of selling or transferring any part thereof (recognizing that the Option is not transferable) in violation of applicable federal and state securities laws; and (d) there being certain restrictions on transfer of the Shares subject to the Option;

                (e) Optionee understands that the Shares subject to this Option, in addition to other restrictions on transfer, must be held indefinitely unless subsequently registered under the Act, or unless an exemption from registration is available; that Rule 144, the usual exemption from registration, is only available after the satisfaction of certain holding periods and in the presence of a public market for the Shares; that there is no certainty that a public market for the Shares will exist, and that otherwise it will be necessary that the Shares be sold pursuant to another exemption from registration which may be difficult to satisfy;

                (f) Optionee understands that the certificate representing the Shares will bear a legend prohibiting their transfer in the absence of their registration or the opinion of counsel for the Company that registration is not required, and a legend prohibiting their transfer in compliance with applicable state securities laws unless otherwise exempted; and

                (g) Optionee understands that the Shares will be subject to right of first refusal of the Company and upon exercise of the Option, Optionee will be required to sign the Company's stockholder agreement.

            4. Method of Payment. Payment of the purchase price shall be made by cash, check or, in the sole discretion of the Board of Directors of the Company at the time of exercise, promissory notes or other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate purchase price of the Shares being purchased.

            5. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.


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            6. Non-Transferability of Option. This Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee only by the Optionee; provided, however that such Option may be transferred to any accredited investor as defined under the rules promulgated under the Act, so long as (i) such transfer is in compliance with all federal and state securities laws, (ii) such transferee agrees to be bound by all terms and provisions hereof and agrees to execute all customary documents necessary to confirm compliance thereof, (iii) only vested Shares may be transferred, and (iv) there is not more than two transferees of the Option in total. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

            7. Term of Option. This Option may not be exercised more than 10 years from the Vesting Commencement Date, and may be exercised during such term only in accordance with the terms of this Option.

            8. Early Disposition of Stock; Taxation Upon Exercise of Option. The Optionee understands that, upon exercise of this Option, Optionee will recognize income for tax purposes in an amount equal to the excess of the then fair market value of the Shares over the exercise price. Upon a resale of such shares by the Optionee, any difference between the sale price and the fair market value of the Shares on the date of exercise of the Option will be treated as capital gain or loss. Optionee understands that the Company may be required to withhold tax from Optionee's current compensation in certain circumstances. To the extent that Optionee's current compensation is insufficient to satisfy the withholding tax liability, the Company may require the Optionee to make a cash payment to cover such liability as a condition to exercise of this Option.

            9. Tax Consequences. The Optionee understands that any of the foregoing references to taxation are based on federal income tax laws and regulations now in effect, and may not be applicable to the Optionee under certain circumstances. The Optionee may also have adverse tax consequences under state or local law. THE OPTIONEE HAS REVIEWED WITH THE OPTIONEE'S OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THE OPTIONEE IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS. THE OPTIONEE UNDERSTANDS THAT THE OPTIONEE (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR THE OPTIONEE'S OWN TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

            10. Severability; Construction. In the event that any provision in this Option shall be invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Option. This Option shall be construed as to its fair meaning and not for or against either party.

            11. Damages. The parties agree that any violation of this Agreement (other than a default in the payment of money) cannot be compensated for by damages, and any aggrieved

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party shall have the right, and is hereby granted the privilege, of obtaining specific performance of this Agreement in any court of competent jurisdiction in the event of any breach hereunder.

            12. Governing Law. This Agreement shall be deemed to be made under and governed by and construed in accordance with the laws of the State of California. Jurisdiction for any disputes hereunder shall be solely in San Jose, California.

            13. Delay. No delay or failure on the part of the Company or the Optionee in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by either of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.

            14. Investors' Agreement. The Optionee, by execution of this Agreement, agrees to execute and be bound by the Investors' Agreement, dated as of April 15, 1999, among the Company and the several shareholders from time to time parties thereto.

            15. Market Standoff. Unless the Board of Directors otherwise consents, Optionee agrees hereby not to sell or otherwise transfer any Shares or other securities of the Company during the 180-day period following the effective date of a registration statement of the Company filed under the Act; provided, however, that such restriction shall apply only to the first registration statement of the Company to become effective under the Act which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

            16. Complete Agreement. This Agreement constitutes the entire agreement between the parties with respect to its subject matter, and supersedes all other prior or contemporaneous agreements and understandings both oral or written. This Agreement may only be amended in a writing signed by the Company and the Optionee.

            17. Privileges of Stock Ownership. Participant shall not have any of the rights of a shareholder with respect to any Shares until Optionee exercises the Option and pays the Exercise Price.


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            18. Notices. Any notice required to be given or delivered to the
Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by rapifax or telecopier.

DATE OF GRANT:  August 4, 2000


                                         CONDOR SYSTEMS, INC.


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

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            Optionee hereby accepts this Agreement subject to all of the terms and provisions hereof. Optionee has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of this Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company upon any questions arising under this Agreement.



Dated:
       ------------------


                                    --------------------------------------------
                                                   (Signature)
                                    Name (Print):


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